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Exhibit 10.3

        5360 South Cicero Avenue
Chicago, Illinois
("the Building")

FIRST AMENDMENT
March 27, 2002

LANDLORD:	LaSalle Bank, National Association LaSalle National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 and not personally
TENANT:	Archibald Candy Corporation 1137 West Jackson Blvd. Chicago, Illinois 60607
PREMISES:	An area containing 112,222 square feet of Rentable Area on the first (1st) floor of the Building, substantially as shown on Lease Plan, Exhibit 2, attached to the lease.
TERM COMMENCEMENT DATE:	July 1, 2000
TERMINATION DATE:	June 30, 2002
OPTION TERM TERMINATION DATE:	June 30, 2003
LEASE EXECUTION DATE:	July 1, 2000
PREVIOUS LEASE AMENDMENTS:	NONE
EXTENDED TERMINATION DATE:	June 30, 2004

        WHEREAS, Tenant desires to extend the term of the lease for an additional period;

        WHEREAS, Landlord is willing to extend the term of the lease on the terms and conditions hereinafter set forth;

        NOW THEREFORE, the parties hereby agree that the above-described lease, as previously amended ("the Lease"), is hereby further amended as follows:

1.    Extension of Term

        The term of the Lease is hereby extended for an additional One- (1)-year term commencing as of July 1, 2003 and termination as of June 30, 2004. Said additional terms shall be upon all of the same terms and conditions of the Original Lease, except that the Yearly Rent payable in respect of the one-year additional term shall be as follows:

Annual Rent	Monthly Rent
$282,802.46	$23,566.87

2.    Option Term

        Tenant shall have the option to extend the terms of this agreement for three (3) one (1) year terms at the monthly rental amount which will be 102.0% greater than the previous years monthly rent and provided that the Tenant delivers writing notice of its intent to extent the agreement to the Landlord 180 days prior to the expiration of the previous years term.

3.    Heading

        Title and paragraph headings are for reference purposes and for convenience of the parties only and shall have no bearing upon nor force or effect in respect of the interpretation and application of the substantive provisions in this Fifth Amendment contained.

        As hereby amended, the Lease is ratified, confirmed, and approved in all aspects.

        WHEREFORE, the parties have hereunto set their hands and seals as of the date first above written.

LANDLORD:		TENANT:
LaSalle Bank, National Association, as trustee aforesaid and not personally		Archibald Candy Corporation 1137 West Jackson Blvd. Chicago, Illinois 60607
By:	/s/ Illegible Trust Officer	By:	/s/ Alan W. Petrick Alan W. Petrik—Vice President Hereunto Duly Authorized
Date Signed: 7-16-02		Dated Signed: 6/1/02

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  Exhibit 10.3